UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2024

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way,	Loudon,	Tennessee	37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)				(I.R.S. Employer Identification No.)

(865)	458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 18, 2024, the Board of Directors (the “Board”) of Malibu Boats, Inc. (the “Company”) appointed Mr. Steven D. Menneto as the Company’s Chief Executive Officer, effective August 5, 2024 (the “Effective Date”). The Board increased the size of the Board from nine to ten members and also appointed, effective as of the Effective Date, Mr. Menneto to the Board as a Class II director, to serve until the Company’s 2024 annual meeting of stockholders and until his successor is duly elected and qualified. Mr. Menneto will not serve on any committees of the Board. Mr. Menneto will perform the functions of the Company’s principal executive officer.
Steven Menneto, 59, previously served in various positions at Polaris, Inc., a manufacturer of powersports vehicles, since 1997, most recently as President of the Off-Road Vehicle Division from December 2019 to July 2024. From May 2009 to December 2019, Mr. Menneto was President of the Motorcycle Division of Polaris, and prior to May 2009, he held various roles in sales at Polaris. Mr. Menneto previously served on the boards of directors of Polaris Acceptance Inc., a floor plan financing joint venture with Wells Fargo Bank, N.A., and Motorcycle Industry Council, a not-for profit trade association. Mr. Menneto received a B.S. in Business Administration from Northeastern University and received an M.B.A. from Rensselaer Polytechnic Institute.
In connection with Mr. Menneto’s appointment, effective as of the Effective Date, the Board of Directors terminated the position of the Office of Chief Executive Officer, comprised of Michael K. Hooks, the Chair of the Board, and Ritchie Anderson, President of the Company. Mr. Hooks will remain as Chair of the Board, but in the capacity as a non-executive chair, effective as of the Effective Date. Mr. Anderson will continue as President of the Company. Mr. Hooks will also become a member of the Nominating and Governance Committee of the Board upon the Effective Date.
Employment Arrangements with New Chief Executive Officer
Pursuant to his employment agreement with the Company, Mr. Menneto is entitled to receive a base salary of $920,000. For fiscal year 2025, Mr. Menneto will receive a cash bonus of 55% of his annual base salary, or $506,000, for fiscal year 2025, subject to Mr. Menneto being continuously and actively employed through the end of fiscal year 2025. Beginning in fiscal year 2026, Mr. Menneto will be eligible for a target annual cash bonus of not less than 110% of his annual base salary and a maximum annual cash bonus opportunity of not less than 200% of his target annual cash bonus, based upon the achievement of performance criteria established, in its sole discretion, by the Board or the Compensation Committee of the Board.
The employment agreement also provides that, on or as soon as practicable following the Effective Date, Mr. Menneto will be granted under the Company’s Long Term Incentive Plan (“LTIP”) restricted stock units with respect to 14,363 shares of the Company’s common stock (the “Bonus RSUs”) and an additional grant of restricted stock units with respect to 44,064 shares of the Company’s common stock (the “Sign-On RSUs”). The Bonus RSUs will vest on the first anniversary of the Effective Date and the Sign-On RSUs will vest in substantially equal annual installments over a three-year period, subject to Mr. Menneto’s continuous and active service with the Company. In addition, Mr. Menneto will receive an equity grant under the LTIP on the same basis as the Company’s other senior executive officers with a grant date value equal to $800,000 in November 2024 and with a target amount for Mr. Menneto’s equity grant in November 2025 equal to $2.7 million. Mr. Menneto is also eligible to participate in all employee benefit plans and vacation programs and is eligible for the use of a company-owned boat from each of the Company’s brands and reimbursement of certain relocation costs.
Under the employment agreement with Mr. Menneto, in the event the Board terminates his employment without “cause” or he resigns for “good reason” (as such terms are defined in the employment agreement), Mr. Menneto will be entitled to receive, subject to certain limitations including his execution of a release, a lump sum cash payment equal to 100% (or 200% if such termination occurs on or within 24 months after a change of control as defined in the LTIP) of the sum of (i) his highest salary during the one-year period prior to termination of employment plus (ii) his annual bonus earned with respect to the most recently completed fiscal year prior to termination or employment. In addition, in the event the Board terminates his employment without “cause” or he resigns for “good reason” or due to death or disability (as such terms are defined in the employment agreement), any unvested Bonus RSUs and Sign-On RSUs will become fully vested on the date of such termination. Further, if the Board terminates Mr. Menneto’s employment without “cause” or he resigns for “good reason” within 24 months following a “change in control” (as such terms are defined in the employment agreement), Mr. Menneto’s unvested equity awards subject to time-based vesting will become fully vested and payable and his unvested equity awards subject to performance-based vesting will become vested and payable at target performance, in each case as of the termination date. In the event of a “qualified retirement” (as defined in the employment agreement), Mr. Menneto’s unvested equity awards subject to time-based vesting will become fully vested and payable and his unvested equity awards subject to performance-based vesting will vest based on actual performance at the end of each applicable performance period as if Mr. Menneto had remained actively employed by the Company through such date.
Mr. Menneto’s employment agreement also includes certain restrictive covenants, including a confidentiality clause, post-termination non-competition clause, a post-termination non-solicitation clause, and a non-disparagement clause. In addition, under the employment agreement, the Company has agreed to indemnify and make Mr. Menneto whole with respect to certain actions that may be taken by his prior employer.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Mr. Menneto is also expected to enter into an indemnification agreement with the Company in the form previously approved by the Board and filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2023, filed with the SEC on August 29, 2023.
There are no arrangements or understandings between Mr. Menneto and any other persons pursuant to which he was selected as an officer or director of the Company. There are also no family relationships between Mr. Menneto and any director or executive officer of the Company and Mr. Menneto has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
On July 22, 2024, the Company issued a press release announcing, amongst other things, the appointment of Mr. Menneto as Chief Executive Officer of the Company and as a member of the Board, a copy of which is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following exhibit is being furnished as part of this report:

Exhibit No.	Description

Exhibit 99.1	Press Release dated July 22, 2024
Exhibit 104	The Cover Page from this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

	By:	/s/ Bruce Beckman
Date: July 22, 2024		Bruce Beckman
Chief Financial Officer